The Board of Trustees and Shareholders
SouthTrust Funds:

In planning and performing our audit of the financial statements of the
SouthTrust U.S. Treasury
Money Market Fund, SouthTrust Income Fund, SouthTrust Bond Fund,
 SouthTrust
 Alabama Tax-
Free Income Fund, SouthTrust Value Fund and SouthTrust Growth Fund,
 each a
portfolio of the
SouthTrust Funds (the "Funds"), for the year ended April 30, 2004, we
considered their internal
control, including control activities for safeguarding securities, in
order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on
 internal
control.

The management of the Funds is responsible for establishing
 and
maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of
America.  Those controls include the safeguarding of assets
 against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors
 or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily
 disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants.  A material weakness is a condition in
 which the design or operation of one or
more of the internal control components does not reduce to
 a relatively low level the risk that
misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses as defined above as of April
30, 2004.

This report is intended solely for the information and use of management, the Board of Trustees of the Funds, and the Securities and Exchange Commission
 and is not intended to be and should not be used by anyone other than these specified parties.


Boston, Massachusetts
June 11, 2003